UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 19, 2001
                  --------------------------------------------
                Date of Report (Date of earliest event reported)

                      PLANET HOLLYWOOD INTERNATIONAL, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                    00028230              59-3283783
            --------                    --------              ----------
 (State or other jurisdiction of     (Commission File      (I.R.S. Employer
  incorporation or organization)         Number)        Identification Number)


                              8663 Commodity Circle
                             Orlando, Florida 32819
                             ----------------------
           (Address of principal executive office, including zip code)

                                 (407) 363-7827
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 3.     Bankruptcy or Receivership

   After careful consideration of its position in the aftermath of the terrorist attacks of September 11, 2001, Planet Hollywood International, Inc. and 18 of its operating subsidiaries filed voluntary petitions for Chapter 11 reorganization in U.S. Bankruptcy Court for the Middle District of Florida today. The Company and its subsidiaries continue to operate their businesses as debtors-in-possession in such cases. This action will allow the Company to keep its doors open with all of its restaurants operating for business as usual.

  With its dependence upon the overall health of the tourism industry, the terrorist attacks had an immediate impact on the Company's core business. The enormous decline in tourist travel, particularly by air, the low occupancy of hotels, coupled with cancellations of conferences, conventions, school group travel and weak attendance at all tourist attractions throughout the Country created an untenable position for the Company just as it had been reestablishing its financial footing.

  The Company's strategy to focus on its big, core stores in major international tourist locations was succeeding in moving the Company towards profitability and the Company had experienced positive comparative restaurant sales through the second quarter of 2001 for its domestic restaurants. However, having locations in some of the world's most desirable locations--Times Square, Piccadilly Circus, Champs Elysees, the Las Vegas strip, and Disney World, to name a few, has proved detrimental in a climate where customers are hesitant to visit high profile destinations.

  There are no intended restaurant closures as part of the reorganization plan as the business was already streamlined to the point where all existing restaurants were positioned to make a profit. The focus of the reorganization is to continue re-establishing the Planet Hollywood brand in the minds of tourists, travelers and local residents as the place to visit for great food and fun and an incomparable experience in the world of Hollywood. The Chapter 11 petition will allow the Company to continue its restaurant operations while management develops a reorganization plan to continue this strategy.

  While the terrorist attacks caused the Company to delay plans for an intended refinancing, the plan to return the Company to profitability is advancing with a group of 10 core company owned stores that historically have been the financial engine of the Company along with approximately 25 franchise units.

  The reorganization will stabilize the Company's financial position allowing for the return to profitability. The Company intends to develop a plan to allow for new capital infusion that will be used to complete the revitalization projects and to ensure funds during this period of tourism downturn.

  Plans for new Planet Hollywood outlets in Disneyland Tokyo and Riyadh, Saudi Arabia are moving forward without delay with openings expected before the end of the year.

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

Forward-looking Statements:

     Certain statements in this Form 8-K are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Actual results may differ materially from those indicated in such statements due to a number of factors, including risks associated with obtaining required approvals and confirmations associated with the Company's bankruptcy proceedings; challenges which may arise in the event of continued tourism decline; the ability to secure debtor-in-possession financing or other new capital at reasonable costs and terms; the impact of competitive products and pricing; changes in labor, equipment, food and capital costs; changes in, or the failure to comply with, regulations affecting the Company's business; general business and economic conditions; and factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Consequently, actual results may differ materially from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   PLANET HOLLYWOOD INTERNATIONAL, INC.



DATE:   October 19, 2001           By:     /s/ Robert Earl
                                      ------------------------------------------
                                      Name: Robert Earl
                                      Its:  Chairman and Chief Executive Officer


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